UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 19, 2006

BALLY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-4281	88-0104066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 S. Bermuda Rd. Las Vegas, Nevada (Address of principal executive offices)		89119 (Zip Code)

Registrant’s telephone number, including area code:  (702) 270-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

Gavin Letter Agreement

On June 21, 2006, Bally Technologies, Inc. (the “Company”), announced that it entered into a letter agreement dated June 19, 2006, with Michael Gavin Isaacs (the “Agreement”), pursuant to which Mr. Isaacs will serve as the Company’s Chief Operating Officer and as an Executive Vice President beginning on the earlier of September 1, 2006, or such time as Mr. Isaacs is released from certain non-competition obligations with his former employer (the “Effective Date”).

Pursuant to the Agreement, Mr. Isaacs will receive an annual salary of $340,000. Mr. Isaacs will also be entitled to participate in the Company’s employee benefit programs as well as the Company’s Management Incentive Program, with a target performance bonus of $204,000 per year, but with a maximum of $347,000 per year. For the Company’s Fiscal Year ending June 30, 2007, Mr. Isaacs will receive a pro rata portion of the incentive plan bonus. The Company may pay up to 30% of the amount of any performance bonus earned in restricted shares of Company common stock that shall vest and become exercisable at the discretion of the Board of Directors up to two years after such shares are granted.

If the Company terminates Mr. Isaacs’ employment without Cause (as defined in the Agreement), or if Mr. Isaacs terminates his employment as a result of and within one year of a reduction in salary, he shall continue to receive his salary for one year immediately following such termination. Mr. Isaacs shall also be entitled to one year of salary upon cessation of his employment if (i) Mr. Isaacs’ salary is less than $490,000 at the second anniversary of the Effective Date, (ii) Mr. Isaacs terminates his employment within 30 days of such second anniversary and (iii) the Company elects to make such payments as consideration for Mr. Isaacs agreement not to compete with the Company for a period of one year from the date of termination. Any such payments subsequent to termination shall be subject to offset in respect of any income Mr. Isaacs earns from any other employment during such one year period.

Pursuant to the Agreement, and as a material inducement to accept his employment with the Company, subject to the approval of the Board of Directors, Mr. Isaac will receive an option to acquire 150,000 shares of Company common stock at a per-share exercise price equal to the market price of a share of Company common stock on the Effective Date. The options will vest in four installments of 37,500 shares, with an installment vesting on each of the first four anniversaries of the Effective Date, subject to Mr. Isaacs’ continued employment through such dates.

Pursuant to the Agreement, subject to the approval of the Board of Directors, Mr. Isaacs will also receive a grant of 50,000 restricted shares of Company common stock pursuant to the Company’s Amended and Restated 2001 Long Term Incentive Plan, as amended (the “Plan”). The shares of restricted stock will vest in three installments, with 25,000 shares vesting on the second anniversary of the Effective Date, and 12,500 shares vesting on each of the third and fourth anniversary of the Effective Date.

Mr. Isaacs will also receive a one time signing bonus payment of $10,000, as well as an annual allowance of $150,000 for a period of two years in respect of his transition to becoming a permanent United States-based employee. The Agreement provides for non-compete and non-solicitation covenants applicable following the termination of Mr. Isaacs’ employment for a period of one year, subject to certain limitations.

The foregoing summary is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment to Haddrill Employment Agreement

On June 21, 2006, the Company announced that it entered into a Third Amendment (the “Amendment”) to the Employment Agreement by and between the Company and Richard Haddrill (the “Haddrill Agreement”), the Company’s Chief Executive Officer, pursuant to which (i) the term of the Haddrill Agreement was extended from October 1, 2007, to January 1, 2009, (ii) Mr. Haddrill’s salary, beginning July 1, 2006, will increase from $980,000 to $998,000, (iii) Mr. Haddrill will receive an additional week of vacation time, and (iv) subject to the approval of the Compensation Committee of the Board of Directors (the “Committee”), Mr. Haddrill will receive a non-statutory stock option to purchase 200,000 shares of Company common stock at an exercise price per share equal to the fair market value of a share of Company common stock on the date of grant (the “Option”), as well as a number of restricted shares of Company common stock having a value equal to $1.4 million as of the date of grant (the “Restricted stock”), with each grant made pursuant to the Plan. The number of restricted shares of Company common stock will be calculated based on the average per share closing price of a share of Company common stock for the 20 business days immediately prior to the date of grant.

The Option will vest as follows:  66,667 shares will vest on February 28, 2008, 66,667 shares will vest on July 31, 2008 and the final 66,666 shares will vest on January 1, 2009, in each case subject to Mr. Haddrill’s continuous employment as the Company’s Chief Executive Officer through each such date. If Mr. Haddrill’s employment is terminated by the Company other than “for cause” or by Mr. Haddrill for “Good Reason,” each as defined in the Haddrill Agreement, and such termination occurs after October 1, 2007, the vesting of the Option shall be pro-rated through the month in which the date of termination occurs. In the event a “Change of Control,” as defined in the Haddrill Agreement, is consummated on or prior to October 1, 2007, and within one year following such Change of Control Mr. Haddrill’s employment is terminated by the Company other than for cause or by Mr. Haddrill for Good Reason, the Option shall become fully vested and exercisable immediately prior to the date of termination. If such Change of Control is consummated after October 1, 2007, the Option shall become fully vested and exercisable effective immediately prior to such Change of Control. Except as set forth above, any unvested portion of the Option at the time of termination shall terminate as of the date of termination.

The Restricted Stock will vest as follows:  28.6% of the shares will vest on July 1, 2008 and the remaining shares will vest on January 1, 2009, in each case subject to Mr. Haddrill’s continuous employment as the Company’s Chief Executive Officer through each such date. If Mr. Haddrill’s employment is terminated by the Company other than for cause or by Mr. Haddrill for Good Reason, the vesting of the Restricted Stock shall be pro-rated through the 12-month period following the month in which the date of termination occurs. In the event of a Change of Control, the Restricted Stock shall become fully vested effective immediately prior to such Change of Control. Except as set forth above, any unvested portion of the Restricted Stock at the time of termination shall terminate as of the date of termination.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information with required by this Item 5.02 with respect to Mr. Isaacs’ appointment as the Company’s Chief Operating Officer is set forth in the Company’s press release dated June 21, 2006, which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)            Exhibits

10.1	Letter Agreement dated June 19, 2006, by and between the Company and Michael Gavin Isaacs.
10.2	Form of Third Amendment to Haddrill Employment Agreement dated June 20, 2006, by and between the Company and Richard Haddrill.
99.1	Press release issued by the Company, dated June 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BALLY TECHNOLOGIES, INC.

By:	/s/ ROBERT C. CALLER
Robert C. Caller
Chief Financial Officer and Senior Vice President

Dated: June 21, 2006